Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2013 Results

Diluted EPS of $1.60 for the quarter;
Operating earnings before financial services improves to 15.5% of sales in the quarter;
Fourth quarter sales up 5.9%

KENOSHA, Wis.--(BUSINESS WIRE)--February 6, 2014--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2013 operating results for the fourth quarter and full year.

  Sales of $797.5 million in the quarter increased $44.3 million, or 5.9%, from 2012 levels; excluding $15.2 million of sales from the May 2013 acquisition of Challenger Lifts, Inc. (“Challenger”) and $5.3 million of unfavorable foreign currency translation, organic sales increased 4.6%.
  Operating earnings before financial services of $123.6 million, or 15.5% of sales, in the quarter compares with $111.4 million, or 14.8% of sales, last year.
  Financial services operating earnings of $33.0 million in the quarter increased $3.7 million, or 12.6%, from 2012 levels.
  Consolidated operating earnings of $156.6 million, or 18.5% of revenues (net sales plus financial services revenue), in the quarter increased from $140.7 million, or 17.7% of revenues, last year.
  Net earnings of $94.5 million, or $1.60 per diluted share, for the quarter compares with net earnings of $84.6 million, or $1.43 per diluted share, a year ago.
  Full year 2013 sales of $3.1 billion increased 4.0% from 2012 levels; excluding $39.3 million of sales from the Challenger acquisition and $21.6 million of unfavorable foreign currency translation, organic sales increased 3.5%. Full year 2013 net earnings of $350.3 million, or $5.93 per diluted share, compares with 2012 net earnings of $306.1 million, or $5.20 per diluted share.

“Our fourth quarter results, including a 5.9% sales increase and a 15.5% operating margin before financial services, demonstrate continued and balanced progress down our runways for both improvement and growth,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Despite some meaningful external headwinds throughout 2013, our full year sales reached a new milestone, surpassing $3 billion, and our full year operating margin before financial services of 15.1% reflects a 120 basis point year-over-year improvement. In 2014, we believe we’ll make further advances through Snap-on Value Creation, our suite of principles and processes we employ every day around safety, quality, customer connection, innovation and rapid continuous improvement. At the same time, to reach more and more professionals performing critical tasks wherever and whenever the costs and penalties for failure can be high, we’re continuing to drive forward along our runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets. Finally, our progress in 2013 would not have been possible without the tremendous contributions and efforts of our franchisees and associates worldwide; I thank them all for their significant commitment and extraordinary dedication.”

Segment Results

Commercial & Industrial Group segment sales of $283.2 million in the quarter increased $7.6 million, or 2.8%, from 2012 levels. Excluding $2.8 million of unfavorable foreign currency translation, organic sales in the quarter increased $10.4 million, or 3.8%, primarily due to higher sales in the segment’s European-based hand tools business along with increased sales of power tools, partially offset by continued lower sales to the military.

Operating earnings of $37.1 million in the period increased $5.2 million from 2012 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.1% improved from 11.6% a year ago.

Snap-on Tools Group segment sales of $351.1 million in the quarter rose $29.5 million, or 9.2%, from 2012 levels, reflecting sales gains across both the company’s U.S. and international franchise operations. Excluding $2.9 million of unfavorable foreign currency translation, organic sales increased 10.2%.

Operating earnings of $51.0 million in the period increased $5.4 million from 2012 levels and the operating margin of 14.5% improved from 14.2% a year ago.

Repair Systems & Information Group segment sales of $264.6 million in the quarter increased $23.0 million, or 9.5%, from 2012 levels. Excluding $15.2 million of sales from the Challenger acquisition and $0.7 million of favorable foreign currency translation, organic sales in the quarter rose $7.1 million, or 2.9%. The year-over-year organic sales increase primarily reflects higher sales of diagnostic and repair information products to independent repair shop owners and managers, as well as gains in sales of undercar equipment, partially offset by lower sales to OEM dealerships.

Operating earnings of $60.8 million in the period increased $5.4 million from 2012 levels and the operating margin of 23.0% compared with 22.9% a year ago.

Financial Services operating earnings of $33.0 million on revenue of $47.4 million in the quarter compared with operating earnings of $29.3 million on revenue of $42.9 million a year ago.

Corporate expenses of $25.3 million in the quarter reflect higher performance-based compensation and other expenses, as compared with corporate expenses of $21.5 million last year.

Outlook

In 2014, Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2014 will be in a range of $70 million to $80 million. Snap-on expects that its full year 2014 effective income tax rate will be comparable to its 2013 rate.

Conference Call and Webcast February 6, 2014, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 6, 2014, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on website.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.1 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2013	2012	2013	2012

Net sales	$797.5	$753.2	$3,056.5	$2,937.9
Cost of goods sold	(419.0)	(401.2)	(1,583.6)	(1,547.9)
Gross profit	378.5	352.0	1,472.9	1,390.0
Operating expenses	(254.9)	(240.6)	(1,012.4)	(980.3)
Operating earnings before financial services	123.6	111.4	460.5	409.7

Financial services revenue	47.4	42.9	181.0	161.3
Financial services expenses	(14.4)	(13.6)	(55.3)	(54.6)
Operating earnings from financial services	33.0	29.3	125.7	106.7

Operating earnings	156.6	140.7	586.2	516.4
Interest expense	(14.3)	(14.4)	(56.1)	(55.8)
Other income (expense) – net	(0.8)	0.1	(3.9)	(0.4)
Earnings before income taxes and equity earnings	141.5	126.4	526.2	460.2
Income tax expense	(44.6)	(39.8)	(166.7)	(148.2)
Earnings before equity earnings	96.9	86.6	359.5	312.0
Equity earnings, net of tax	-	0.1	0.2	2.6
Net earnings	96.9	86.7	359.7	314.6
Net earnings attributable to noncontrolling interests	(2.4)	(2.1)	(9.4)	(8.5)
Net earnings attributable to Snap-on Inc.	$94.5	$84.6	$350.3	$306.1

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.63	$1.45	$6.02	$5.26
Diluted	1.60	1.43	5.93	5.20

Weighted-average shares outstanding:
Basic	58.1	58.2	58.2	58.2
Effect of dilutive securities	1.0	0.8	0.9	0.7
Diluted	59.1	59.0	59.1	58.9

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2013	2012	2013	2012

Net sales:
Commercial & Industrial Group	$283.2	$275.6	$1,091.0	$1,125.9
Snap-on Tools Group	351.1	321.6	1,358.4	1,272.0
Repair Systems & Information Group	264.6	241.6	1,009.6	917.1
Segment net sales	898.9	838.8	3,459.0	3,315.0
Intersegment eliminations	(101.4)	(85.6)	(402.5)	(377.1)
Total net sales	$797.5	$753.2	$3,056.5	$2,937.9
Financial Services revenue	47.4	42.9	181.0	161.3
Total revenues	$844.9	$796.1	$3,237.5	$3,099.2

Operating earnings:
Commercial & Industrial Group	$37.1	$31.9	$137.3	$127.3
Snap-on Tools Group	51.0	45.6	194.6	176.4
Repair Systems & Information Group	60.8	55.4	231.9	205.7
Financial Services	33.0	29.3	125.7	106.7
Segment operating earnings	181.9	162.2	689.5	616.1
Corporate	(25.3)	(21.5)	(103.3)	(99.7)
Operating earnings	$156.6	$140.7	$586.2	$516.4
Interest expense	(14.3)	(14.4)	(56.1)	(55.8)
Other income (expense) – net	(0.8)	0.1	(3.9)	(0.4)
Earnings before income taxes
and equity earnings	$141.5	$126.4	$526.2	$460.2

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2013	2012

Assets
Cash and cash equivalents	$217.6	$214.5
Trade and other accounts receivable – net	531.6	497.9
Finance receivables – net	374.6	323.1
Contract receivables – net	68.4	62.7
Inventories – net	434.4	404.2
Deferred income tax assets	85.4	81.8
Prepaid expenses and other assets	84.2	84.8
Total current assets	1,796.2	1,669.0

Property and equipment – net	392.5	375.2
Deferred income tax assets	57.1	110.4
Long-term finance receivables – net	560.6	494.6
Long-term contract receivables – net	217.1	194.4
Goodwill	838.8	807.4
Other intangibles – net	190.5	187.2
Other assets	57.2	64.1
Total assets	$4,110.0	$3,902.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$113.1	$5.2
Accounts payable	155.6	142.5
Accrued benefits	48.1	50.6
Accrued compensation	95.5	88.3
Franchisee deposits	59.4	54.7
Other accrued liabilities	243.7	247.9
Total current liabilities	715.4	589.2

Long-term debt	858.9	970.4
Deferred income tax liabilities	143.8	127.1
Retiree health care benefits	41.7	48.4
Pension liabilities	135.8	260.7
Other long-term liabilities	84.0	87.5
Total liabilities	1,979.6	2,083.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	225.1	204.6
Retained earnings	2,324.1	2,067.0
Accumulated other comprehensive loss	(44.8)	(124.2)
Treasury stock at cost	(458.6)	(412.7)
Total shareholders' equity attributable to Snap-on Inc.	2,113.2	1,802.1
Noncontrolling interests	17.2	16.9
Total equity	2,130.4	1,819.0
Total liabilities and equity	$4,110.0	$3,902.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2013	2012

Operating activities:
Net earnings	$96.9	$86.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.9	12.6
Amortization of other intangibles	6.1	6.9
Provision for losses on finance receivables	5.4	4.9
Provision for losses on non-finance receivables	2.5	5.0
Stock-based compensation expense	9.6	7.1
Excess tax benefits from stock-based compensation	(3.3)	(3.2)
Deferred income tax provision	6.7	25.7
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(14.2)	(24.5)
Increase in contract receivables	(2.3)	(3.2)
Decrease in inventories	3.5	14.0
Decrease in prepaid and other assets	15.2	7.2
Decrease in accounts payable	(8.3)	(7.2)
Decrease in accruals and other liabilities	(8.2)	(29.1)
Net cash provided by operating activities	122.5	102.9

Investing activities:
Additions to finance receivables	(168.9)	(143.5)
Collections of finance receivables	135.1	116.6
Capital expenditures	(19.9)	(19.9)
Disposal of property and equipment	7.7	0.2
Proceeds from sale of equity investment	-	27.0
Other	1.5	0.1
Net cash used by investing activities	(44.5)	(19.5)

Financing activities:
Proceeds from short-term borrowings	1.7	4.8
Repayments of short-term borrowings	(1.9)	(16.2)
Net decrease in other short-term borrowings	(4.0)	(2.3)
Cash dividends paid	(25.4)	(22.1)
Purchase of treasury stock	(15.1)	(16.3)
Proceeds from stock purchase and option plans	1.3	6.5
Excess tax benefits from stock-based compensation	3.3	3.2
Other	(2.6)	(2.5)
Net cash used by financing activities	(42.7)	(44.9)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.1)
Increase in cash and cash equivalents	35.1	38.4

Cash and cash equivalents at beginning of period	182.5	176.1
Cash and cash equivalents at end of year	$217.6	$214.5

Supplemental cash flow disclosures:
Cash paid for interest	$(1.6)	$(1.8)
Net cash paid for income taxes	(45.6)	(33.7)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Full Year
	2013	2012

Operating activities:
Net earnings	$359.7	$314.6
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	51.2	50.2
Amortization of other intangibles	25.5	26.5
Provision for losses on finance receivables	20.4	18.7
Provision for losses on non-finance receivables	10.4	12.6
Stock-based compensation expense	38.5	32.1
Excess tax benefits from stock-based compensation	(9.8)	(8.2)
Deferred income tax provision	9.5	29.3
Gain on sale of assets	-	(0.9)
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(42.0)	(43.4)
Increase in contract receivables	(33.7)	(41.1)
Increase in inventories	(32.0)	(13.4)
Increase in prepaid and other assets	(10.3)	(24.8)
Increase in accounts payable	8.4	16.6
Decrease in accruals and other liabilities	(3.2)	(39.5)
Net cash provided by operating activities	392.6	329.3

Investing activities:
Additions to finance receivables	(651.3)	(569.6)
Collections of finance receivables	508.8	445.5
Capital expenditures	(70.6)	(79.4)
Acquisition of business	(38.2)	-
Disposal of property and equipment	8.4	2.6
Proceeds from sale of equity investment	-	27.0
Other	(7.5)	0.8
Net cash used by investing activities	(250.4)	(173.1)

Financing activities:
Proceeds from short-term borrowings	3.3	16.0
Repayments of short-term borrowings	(2.4)	(30.3)
Net increase in other short-term borrowings	8.1	3.1
Cash dividends paid	(92.0)	(81.5)
Purchase of treasury stock	(82.6)	(78.1)
Proceeds from stock purchase and option plans	29.2	46.8
Excess tax benefits from stock-based compensation	9.8	8.2
Other	(11.2)	(11.2)
Net cash used by financing activities	(137.8)	(127.0)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.3)
Increase in cash and cash equivalents	3.1	28.9

Cash and cash equivalents at beginning of year	214.5	185.6
Cash and cash equivalents at end of year	$217.6	$214.5

Supplemental cash flow disclosures:
Cash paid for interest	$(55.5)	$(55.6)
Net cash paid for income taxes	(162.9)	(93.6)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2013	2012	2013	2012

Net sales	$797.5	$753.2	$-	$-
Cost of goods sold	(419.0)	(401.2)	-	-
Gross profit	378.5	352.0	-	-
Operating expenses	(254.9)	(240.6)	-	-
Operating earnings before financial services	123.6	111.4	-	-

Financial services revenue	-	-	47.4	42.9
Financial services expenses	-	-	(14.4)	(13.6)
Operating earnings from financial services	-	-	33.0	29.3

Operating earnings	123.6	111.4	33.0	29.3
Interest expense	(14.1)	(13.5)	(0.2)	(0.9)
Intersegment interest income (expense) – net	12.5	11.1	(12.5)	(11.1)
Other income (expense) – net	(0.8)	-	-	0.1
Earnings before income taxes and equity earnings	121.2	109.0	20.3	17.4
Income tax expense	(37.2)	(33.5)	(7.4)	(6.3)
Earnings before equity earnings	84.0	75.5	12.9	11.1
Financial services – net earnings
attributable to Snap-on Inc.	12.9	11.1	-	-
Equity earnings, net of tax	-	0.1	-	-
Net earnings	96.9	86.7	12.9	11.1
Net earnings attributable to noncontrolling interests	(2.4)	(2.1)	-	-
Net earnings attributable to Snap-on Inc.	$94.5	$84.6	$12.9	$11.1

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2013	2012	2013	2012

Net sales	$3,056.5	$2,937.9	$-	$-
Cost of goods sold	(1,583.6)	(1,547.9)	-	-
Gross profit	1,472.9	1,390.0	-	-
Operating expenses	(1,012.4)	(980.3)	-	-
Operating earnings before financial services	460.5	409.7	-	-

Financial services revenue	-	-	181.0	161.3
Financial services expenses	-	-	(55.3)	(54.6)
Operating earnings from financial services	-	-	125.7	106.7

Operating earnings	460.5	409.7	125.7	106.7
Interest expense	(54.6)	(54.0)	(1.5)	(1.8)
Intersegment interest income (expense) – net	47.7	42.4	(47.7)	(42.4)
Other income (expense) – net	(4.0)	(0.4)	0.1	-
Earnings before income taxes and equity earnings	449.6	397.7	76.6	62.5
Income tax expense	(138.6)	(125.3)	(28.1)	(22.9)
Earnings before equity earnings	311.0	272.4	48.5	39.6
Financial services – net earnings
attributable to Snap-on Inc.	48.5	39.6	-	-
Equity earnings, net of tax	0.2	2.6	-	-
Net earnings	359.7	314.6	48.5	39.6
Net earnings attributable to noncontrolling interests	(9.4)	(8.5)	-	-
Net earnings attributable to Snap-on Inc.	$350.3	$306.1	$48.5	$39.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$214.4	$211.2	$3.2	$3.3
Intersegment receivables	15.3	14.1	-	-
Trade and other accounts receivable – net	531.1	497.5	0.5	0.4
Finance receivables – net	-	-	374.6	323.1
Contract receivables – net	7.0	7.4	61.4	55.3
Inventories – net	434.4	404.2	-	-
Deferred income tax assets	71.1	68.8	14.3	13.0
Prepaid expenses and other assets	88.1	88.3	1.3	1.0
Total current assets	1,361.4	1,291.5	455.3	396.1

Property and equipment – net	390.9	373.2	1.6	2.0
Investment in Financial Services	193.7	165.3	-	-
Deferred income tax assets	56.8	110.2	0.3	0.2
Intersegment long-term note receivable	9.6	-	-	-
Long-term finance receivables – net	-	-	560.6	494.6
Long-term contract receivables – net	12.0	12.1	205.1	182.3
Goodwill	838.8	807.4	-	-
Other intangibles – net	190.5	187.2	-	-
Other assets	58.9	65.3	1.1	1.1
Total assets	$3,112.6	$3,012.2	$1,224.0	$1,076.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$13.1	$5.2	$100.0	$-
Accounts payable	150.7	142.1	4.9	0.4
Intersegment payables	-	-	15.3	14.1
Accrued benefits	48.1	50.6	-	-
Accrued compensation	91.9	84.9	3.6	3.4
Franchisee deposits	59.4	54.7	-	-
Other accrued liabilities	229.5	207.8	22.2	46.9
Total current liabilities	592.7	545.3	146.0	64.8

Long-term debt and intersegment long-term debt	-	143.2	868.5	827.2
Deferred income tax liabilities	142.7	125.7	1.1	1.4
Retiree health care benefits	41.7	48.4	-	-
Pension liabilities	135.8	260.7	-	-
Other long-term liabilities	69.3	69.9	14.7	17.6
Total liabilities	982.2	1,193.2	1,030.3	911.0

Total shareholders' equity attributable to Snap-on Inc.	2,113.2	1,802.1	193.7	165.3
Noncontrolling interests	17.2	16.9	-	-
Total equity	2,130.4	1,819.0	193.7	165.3
Total liabilities and equity	$3,112.6	$3,012.2	$1,224.0	$1,076.3

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561